UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 7, 2008

IDENTIPHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

Saflink Corporation

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Saflink” refer to Saflink Corporation, a Delaware corporation. As described in Item 5.03, Saflink has changed its corporate name to “IdentiPHI, Inc.”

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 8, 2008, Saflink Corporation completed its pending merger with IdentiPHI, Inc. Under the terms of the Agreement and Plan of Merger and Reorganization with IdentiPHI, Inc., Saflink acquired all of the outstanding shares of IdentiPHI in a stock-for-stock transaction where each outstanding share of IdentiPHI common stock was exchanged for 6.1498 shares of Saflink common stock, resulting in an aggregate of 614,979,996 shares of Saflink common stock being issued to the former stockholders of IdentiPHI. As a result of the merger, IdentiPHI became a wholly-owned subsidiary of Saflink. The two companies subsequently combined into a single entity and changed its name to “IdentiPHI, Inc.” with its principal executive offices in Austin, Texas.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 8, 2008, we issued an aggregate of 45,620,667 shares of common stock to Richard P. Kiphart, a significant stockholder and former member of our board of directors, in connection with the conversion of all outstanding principal and accrued but unpaid interest under outstanding promissory notes held by Mr. Kiphart pursuant to the terms of the Notes Conversion Agreement with Mr. Kiphart. The converted promissory notes included a promissory note in the principal amount of $1,250,000, issued in 2003 by SSP Solutions, Inc. in favor of Mr. Kiphart, which we assumed in connection with our acquisition of SSP Solutions in 2004, and a promissory note in the principal amount of $400,000, which we issued to Mr. Kiphart in 2007. Aggregate outstanding principal and accrued but unpaid interest of approximately $1.9 million was converted into shares of common stock at a per share conversion price of $0.0415. The issuance of securities to Mr. Kiphart was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because it did not involve any public offering.

Item 5.01.	Changes in Control of Registrant.

As more fully described in Item 2.01 of this current report, on February 8, 2008, we issued an aggregate of 614,979,996 shares of our common stock to the former stockholders of IdentiPHI, Inc. in exchange for all of the outstanding shares of IdentiPHI. As a result of the stock-for-stock transaction, the former stockholders of IdentiPHI hold approximately 75% of our outstanding common stock (on a fully-converted basis).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the consummation of our merger with IdentiPHI, Inc. more fully described in Item 2.01 of this current report, the following members of our board of directors resigned: Lincoln D. Faurer, Gordon E. Fornell, Richard P. Kiphart and Trevor Neilson.

Following completion of the merger, our current board of directors consists of the following four individuals:

Christer Bergman is an international executive with a proven track record in business expansion, specializing in general management, partnership building, and creating a customer-oriented corporate culture. Since 1989, Mr. Bergman has held positions as managing director, president, and chief executive officer in both public and private companies in Sweden and the United States in the information technology and security industries. Since 2000, Mr. Bergman has been an industry expert in the field of Biometrics. From 2001 through 2006, Mr. Bergman was President and CEO of Precise Biometrics AB (publ.), an innovative security company that supplies world-leading systems for fingerprint and smart card-based authentication. Focusing his efforts on creating a virtual international management consultant company, Mr. Bergman founded NOVEXUS, LLC in 1999. NOVEXUS, LLC provides a network of seasoned executives working with the latest technology to provide up-to-date information and guidance to its clients.

Jacques Bouhet began his career with Societe Generale in 1965. From 1988 through 1992, he served as General Manager and Chief Executive Officer of the Societe Generale USA Banking Network and Chairman of Societe Generale Financial Corporation. From January 1993 through December 2005, Mr. Bouhet served as Deputy Director of the International Division of Societe Generale. In 1995, he became Director of the International Development Division within International Finance. In 1997, Mr. Bouhet was appointed CEO for the Americas and based in New York City. In addition, he has served as Chairman of SG Cowen and Deputy Chief Executive of the SG Corporate and Investment Banking Division.

Asa Hutchinson has served as a member of our board of directors since March 2005. Mr. Hutchinson is a partner in the law firm Venable LLP, and was a founding member of the U.S. Department of Homeland Security and the nation’s first Under Secretary of Border and Transportation Security. Mr. Hutchinson was confirmed by the U.S. Senate as Under Secretary of Homeland Security in January 2003, shortly after the department was created. As one of the nation’s top-ranking homeland security officials after Secretary Tom Ridge, Mr. Hutchinson was responsible for more than 110,000 federal employees in such agencies as the Transportation Security Administration, Customs and Border Protection, Immigration and Customs Enforcement, and the Federal Law Enforcement Training Center. Mr. Hutchinson managed the overall security of U.S. borders and transportation systems, which included oversight for security programs such as US-VISIT and the Transportation Security Administration’s TWIC and Registered Traveler initiatives. From 2001 to 2003, Mr. Hutchinson served as the director of the U.S. Drug Enforcement Administration, and from 1997 to 2001, he served as a member of the U.S. House of Representatives from Arkansas. Mr. Hutchinson received a BS from Bob Jones University and a JD from the University of Arkansas.

Steven M. Oyer has served as a member of our board of directors since December 2001 and as our chief executive officer since September 2006, and was responsible for Saflink’s corporate restructuring and merger with IdentiPHI. Mr. Oyer was president and principal of Capital Placement Holdings, Inc., a New York advisory firm prior to and during his tenure as interim CEO of Saflink. Prior to this Mr. Oyer served for more than four years as managing director of Standard & Poor’s Investment Services, responsible for global business development. He served as interim chief financial officer for Saflink Corporation from June 2001 until December 2001. From October 1995 to November 2000, Mr. Oyer served as the vice president regional director for Murray Johnstone International Ltd., a Scottish investment firm. Mr. Oyer is a member of the board of directors for FLO Corporation and served for over three years on the board of directors of Salton Inc., makers of the George Foreman Grills, until its merger with Applica in late 2007. He has been active in industry associations such as Family Office Exchange and has served on the leadership council of the Institute for Private Investors.

Under our bylaws, each of the committees of our board of directors will be designated by our board of directors. Our board of directors will create committees with such membership to satisfy the requirements of the Sarbanes-Oxley Act of 2002 and the Exchange Act.

Executive Officers

Steven M. Oyer, our CEO and a member of our board of directors, remains Chief Executive Officer of the combined company. Peter A. Gilbert, IdentiPHI’s former Chief Executive Officer and a former member of its board of directors, has been appointed Vice Chairman and Senior Vice President of Sales and Marketing of the combined company. Jeffrey T. Dick, our Chief Financial Officer, remains Chief Financial Officer of the combined company. John Atkinson, IdentiPHI’s former President, has been appointed President of the combined company and Mark Norwalk, IdentiPHI’s former Chief Technology Officer, has been appointed Chief Technology Officer of the combined company.

Employment Agreements

In connection with the merger, on February 12, 2008, we entered into new employment agreements with Messrs. Atkinson, Dick, Gilbert, Norwalk and Oyer.

Mr. Atkinson’s employment agreement provides that he will serve as our President for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Atkinson an annual base salary of

$200,000 and Mr. Atkinson will be eligible to receive an annual corporate performance bonus in an amount determined by our Chief Executive Officer, with a minimum level equal to 50% of Mr. Atkinson’s base salary. Mr. Atkinson may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, expect for unpaid base salary and other benefits already earned. We may terminate Mr. Atkinson’s agreement for “cause” without notice or compensation to Mr. Atkinson, except for unpaid base salary and other benefits already earned. If we terminate Mr. Atkinson’s agreement without “cause” in connection with a change in control, or if Mr. Atkinson terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Atkinson an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Atkinson will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Atkinson also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Mr. Dick’s employment agreement provides that he will serve as our Chief Financial Officer for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Dick an annual base salary of $175,000 and Mr. Dick will be eligible to receive an annual corporate performance bonus in an amount determined by our Chief Executive Officer, with a minimum level equal to 50% of Mr. Dick’s base salary. We also agreed to reimburse Mr. Dick for up to $25,000 in expenses incurred in relocating to Austin, Texas. Mr. Dick may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, expect for unpaid base salary and other benefits already earned. We may terminate Mr. Dick’s agreement for “cause” without notice or compensation to Mr. Dick, except for unpaid base salary and other benefits already earned. If we terminate Mr. Dick’s agreement without “cause” in connection with a change in control, or if Mr. Dick terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Dick an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Dick will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Dick also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Mr. Gilbert’s employment agreement provides that he will serve as our Vice Chairman and Senior Vice President of Sales and Marketing for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Gilbert an annual base salary of $165,000 and, for the first year of Mr. Gilbert’s employment, an annual bonus of $40,000. Mr. Gilbert will also be eligible to receive an additional discretionary bonus of at least $42,500 upon the satisfaction of performance measures to be determined by our Chief Executive Officer. After the first year of his employment, Mr. Gilbert will be eligible to receive an annual corporate performance bonus in an amount determined by our Chief Executive Officer, with a minimum level equal to 50% of Mr. Gilbert’s base salary. Mr. Gilbert may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, expect for unpaid base salary and other benefits already earned. We may terminate Mr. Gilbert’s agreement for “cause” without notice or compensation to Mr. Gilbert, except for unpaid base salary and other benefits already earned. If we terminate Mr. Gilbert’s agreement without “cause” in connection with a change in control, or if Mr. Gilbert terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Gilbert an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Gilbert will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Gilbert also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Mr. Norwalk’s employment agreement provides that he will serve as our Chief Technology Officer t for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Norwalk an annual base salary of $165,000 and Mr. Norwalk will be eligible to receive an annual corporate performance bonus in an amount determined by our Chief Executive Officer, with a minimum level equal to 50% of Mr. Norwalk’s base salary. Mr. Norwalk may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, expect for unpaid base salary and other benefits already earned. We may terminate Mr. Norwalk’s agreement for “cause” without notice or compensation to Mr. Norwalk, except for unpaid base salary and other benefits already earned. If we terminate Mr. Norwalk’s agreement without “cause” in connection with a change in control, or if Mr. Norwalk terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Norwalk an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Norwalk will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Norwalk also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Mr. Oyer’s employment agreement provides that he will serve as our Chief Executive Officer for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Oyer an annual base salary of $300,000 and, for the first year of Mr. Oyer’s employment, an annual bonus of $75,000. Mr. Oyer will also be eligible to receive an additional discretionary bonus of at least $75,000 upon the satisfaction of performance measures to be determined by our board of directors. After the first year of his employment, Mr. Oyer will be eligible to receive an annual corporate performance bonus in an amount determined by our board of directors, with a minimum level equal to 50% of Mr. Oyer’s base salary. Mr. Oyer may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, expect for unpaid base salary and other benefits already earned. We may terminate Mr. Oyer’s agreement for “cause” without notice or compensation to Mr. Oyer, except for unpaid base salary and other benefits already earned. If we terminate Mr. Oyer’s agreement without “cause” in connection with a change in control, or if Mr. Oyer terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Oyer an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Oyer will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Oyer also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

2007 Equity Incentive Plan

At a special meeting of stockholders held on February 7, 2008, our stockholders approved our 2007 Equity Incentive Plan. Our board of directors adopted the 2007 plan on August 30, 2007, subject to stockholder approval. The 2007 plan became effective February 7, 2008, and replaces our 2000 Stock Incentive Plan.

Under the 2007 plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards to employees and consultants. The 2007 plan also authorizes the grant of awards of stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee members of our board of directors and deferred compensation awards to officers, directors and certain management or highly compensated employees. The 2007 plan authorizes the issuance of a maximum of 20% of post-transaction outstanding shares of our common stock, or 164,660,700 shares of common stock. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option or a stock purchase right are repurchased by us, the expired or repurchased shares are returned to the plan and again become available for grant.

A more detailed description of the terms of the 2007 plan can be found in our definitive proxy statement for the February 7, 2008 special meeting of stockholders, which we filed with the Securities and Exchange Commission on December 28, 2007, in the section entitled “Proposal No. 3. — The Saflink 2007 Equity Incentive Plan” and is incorporated by reference herein. Consistent with our name change from “Saflink Corporation” to “IdentiPHI, Inc.” described in Item 5.03 of this current report, we have renamed the 2007 plan the “IdentiPHI 2007 Equity Incentive Plan.” The foregoing summary and the summary incorporated by reference from the proxy statement are qualified in their entirety by the full text of the 2007 plan filed with this current report as Exhibit 10.5 and incorporated by reference herein.

Additionally, the board of directors approved forms of notice of grant, stock option agreement, restricted stock agreement and restricted stock purchase agreement for use with the 2007 plan. Copies of these documents are filed with this current report as Exhibits 10.6 through 10.9 and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 7, 2008, we amended our Certificate of Incorporation in order to increase the number of shares of common stock authorized for issuance from 200,000,000 shares to 1,500,000,000. A copy of the Certificate of Amendment we filed with the Secretary of State of the State of Delaware is filed with this current report as Exhibit 3.1 and is incorporated by reference herein.

On February 11, 2008, we amended our Certificate of Incorporation in order to merge our newly acquired subsidiary, IdentiPHI, with and into Saflink and to change the name of the combined company to “IdentiPHI, Inc.” A copy of the Certificate of Ownership and Merger we filed with the Secretary of State of the State of Delaware is filed with this current report as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01. Other Events.

In connection with the conversion of Mr. Kiphart’s promissory notes described in Item 3.02 of this current report, we paid Mr. Kiphart $100,000 and issued Mr. Kiphart a new promissory note in the principal amount of $150,000. The new promissory note bears interest at 10% per annum and is due and payable 180 days from the date of conversion of Mr. Kiphart’s old promissory notes.

Item 9.01. Financial Statements and Exhibits.

Financial Statements

The financial statements and pro forma financial information of IdentiPHI, Inc. required pursuant to Rule 3-05 and Article 11 of Regulation S-X have been previously filed on our proxy statement filed with the Securities and Exchange Commission on December 28, 2007.

Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 7, 2008

3.2	Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware on February 11, 2008

10.1	Employment Agreement of John Atkinson, dated February 12, 2008

10.2	Employment Agreement of Jeffrey T. Dick, dated February 12, 2008

10.3	Employment Agreement of Peter A. Gilbert, dated February 12, 2008

10.4	Employment Agreement of Mark Norwalk, dated February 12, 2008

10.5	Employment Agreement of Steven M. Oyer, dated February 12, 2008

10.6	IdentiPHI 2007 Equity Incentive Plan

10.7	Form of Notice of Grant under IdentiPHI 2007 Equity Incentive Plan

10.8	Form of Stock Option Agreement under IdentiPHI 2007 Equity Incentive Plan

10.9	Form of Restricted Stock Agreement under IdentiPHI 2007 Equity Incentive Plan

10.10	Form of Restricted Stock Purchase Agreement under IdentiPHI 2007 Equity Incentive Plan

99.1	Press release, dated February 11, 2008, announcing closing of merger with IdentiPHI, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: February 13, 2008	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer